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THE LAMSON & SESSIONS CO. AND SUBSIDIARIES

EXHIBIT (11) - COMPUTATION OF EARNINGS PER COMMON SHARE
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



                                                                    THIRD QUARTER ENDED                 NINE MONTHS ENDED
                                                              ------------------------------      ------------------------------
PRIMARY                                                           1997               1996             1997               1996
                                                              ------------       -----------      ------------       -----------
   Average common shares outstanding                            13,377,517        13,301,084        13,331,317        13,296,084
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method using
        average market price                                                         372,493                             391,868
                                                              ------------       -----------      ------------       -----------
TOTALS                                                          13,377,517        13,673,577        13,331,317        13,687,952

FULLY DILUTED
   Average common shares outstanding                            13,377,517        13,301,084        13,331,317        13,296,084
   Average common share equivalents:
        Stock options and warrants - based
        on treasury stock method                                                     372,493                            409,354
                                                               -----------       -----------      ------------       -----------
TOTALS                                                          13,377,517        13,673,577        13,331,317        13,705,438


NET EARNINGS                                                  $ (5,647,000)      $ 4,122,000      $ (1,515,000)      $ 9,737,000
                                                              ============       ===========      ============       ===========

Earnings per common share and common share equivalents:

   Primary Net Earnings Per Share                             $      (0.42)      $      0.30      $      (0.11)      $      0.71
                                                              ============       ===========      ============       ===========

   Fully Diluted Net Earnings Per Share                       $      (0.42)      $      0.30      $      (0.11)      $      0.71
                                                              ============       ===========      ============       ===========

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See Notes to Consolidated Financial Statements (Unaudited)